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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in each prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-41417, 33-41475, 33-45586, 33-51298 and 33-59272), and on Form S-8 (Nos. 2-64733,
2-83376, 2-92085, 33-07761, 33-22198, 33-44044, 33-45365, 33-46051, 33-46779,
33-51445, 33-51579, 33-53815 and 33-53819) of Westinghouse Electric Corporation of our report dated January 31, 1995 appearing on page 26 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 55 of this Form 10-K.

Price Waterhouse LLP
600 Grant Street
Pittsburgh, Pennsylvania 15219-9954
February 28, 1995

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